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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

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                                      FORM T-1

                Statement of Eligibility and Qualification under the
                    Trust Indenture Act of 1939, as amended by
            Trust Indenture Reform Act of 1990 ("TIRA") of a Corporation
                            Designated to Act as Trustee

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                        U.S. BANK TRUST NATIONAL ASSOCIATION

                (Exact name of trustee as specified in its charter)

                                     41-0417860

                        (I.R.S. employer Identification No.)

                                180 E. FIFTH STREET
                             ST. PAUL, MINNESOTA  55101

               (Address of principal executive offices and zip code)

                                --------------------


                 AMERICA FIRST REAL ESTATE INVESTMENT COMPANY, INC.


                 (Exact name of obligor as specified in its charter)


                  DELAWARE                            47-0810842

      (State or other jurisdiction of              (I.R.S. employer
       Incorporation or organization)              Identification No.)


                   SUITE 400
                   1004 FARNAM STREET
                   OMAHA, NEBRASKA                        68102

      (Address of principal executive offices)          (Zip code)

                                --------------------

                   VARIABLE RATE JUNIOR NOTES AND PROMISSORY NOTES

                          (Title of the indenture securities)

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                                      GENERAL

1.   GENERAL INFORMATION  Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          Washington D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None

     See Note following Item 16.

     ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.   Copy of Articles of Association  *

     2.   Copy of Certificate of Authority to Commence Business  *

     3. Copy of Trust Permit authorizing the exercise of corporate trust powers *

     4.   Copy of existing By-Laws  *

     5.   Copy of each Indenture referred to in item 4. - N/A

     6.   The consents of the trustee required by Section 321(b) of the Act

     7. Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority **



* Incorporated by reference to the exhibit of the same number filed with the registration statement number 22-27000.

** Incorporated by reference to the exhibit of the same number filed with the registration statement number 333-53211.


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                                     NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                     SIGNATURE

Pursuant to the requirements of the TIRA, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized and attested, all in the City of Denver and State of Colorado on the 14th day of September, 1998.

                                       U.S. BANK TRUST
                                       NATIONAL ASSOCIATION

                                       /s/ Colleen A. Carwin
                                       -------------------------
                                       Colleen A. Carwin
                                       Trust Officer


/s/ Patricia M. Peters
-----------------------------
Patricia M. Peters
Assistant Secretary

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                                     EXHIBIT 6

                                   C O N S E N T

In accordance with Section 321(b) of the TIRA, the undersigned, U.S. Bank Trust National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: September 14, 1998


                                       U.S. BANK TRUST
                                       NATIONAL ASSOCIATION

                                       /s/ Colleen A. Carwin
                                       -------------------------
                                       Colleen A. Carwin
                                       Trust Officer